UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): FEBRUARY 1, 2007


                        FINANCIAL INDUSTRIES CORPORATION
               (Exact Name of Registrant as Specified in Charter)


          TEXAS                        0-4690                    74-2126975
(State or Other Jurisdiction        (Commission                (IRS Employer
     of Incorporation)              File Number)             Identification No.)


6500 RIVER PLACE BOULEVARD, BUILDING I, AUSTIN, TEXAS                 78730
       (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number (including area code): (512) 404-5000


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [_]      Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

         [_]      Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

         [_]      Pre-commencement communications pursuant to Rule 14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))

         [_]      Pre-commencement communications pursuant to Rule 13e-4(c)
under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

         On February 1, 2007, Financial Industries Corporation ("FIC") engaged William Prouty to serve as the Chief Executive Officer of FIC pursuant to the CEO Engagement Agreement (the "CEO Engagement Agreement"), dated February 1, 2007, between FIC and William Prouty. Under the terms of the CEO Engagement Agreement, Mr. Prouty will serve as the Chief Executive Officer of FIC from February 1, 2007 to January 31, 2008, unless terminated earlier in accordance with the CEO Engagement Agreement. Mr. Prouty will be paid a salary of $400,000 per year and will be provided an apartment and car in Austin, Texas. Additionally, if there is a Change of Control (as defined in the CEO Engagement Agreement) and certain conditions are satisfied, Mr. Prouty would be paid $600,000. The CEO Engagement Agreement also provides that Mr. Prouty will be issued 27,397 shares of common stock of FIC if FIC becomes current under its Securities Exchange Act of 1934 filings on or before May 15, 2007.

         FIC and Mr. Prouty also entered into the Stock Option Agreement (the "Stock Option Agreement") on February 1, 2007 pursuant to which Mr. Prouty was issued an option to purchase 150,000 shares of the common stock of FIC at a price of $7.45 per share. Fifty percent (50%) of the option vested on February 1, 2007, and the remaining fifty percent (50%) will vest on June 21, 2007. The option expires on June 21, 2009.

         FIC also entered into an Engagement Letter (the "Engagement Letter"), dated February 1, 2007, between FIC and DLB Capital Fund FNIN, LLC ("DLB"), pursuant to which FIC will pay DLB $439,996 for management consulting services over the term of the Engagement Letter, which shall terminate on January 31, 2008, unless terminated earlier in accordance with the Engagement Letter.

         Mr. Prouty, age 61, is a member of DLB and shall continue his interest in DLB while serving as the Chief Executive Officer of FIC. Mr. Prouty's current interest in DLB is still being negotiated.

         Mr. Prouty was a founding member of DLB Capital, LLC, a private equity and financial services advisory firm, and from September 2006 to the present has been a member of DLB Capital, LLC. From January 2005 to September 2006, Mr. Prouty worked as a self-employed management consultant. From February 2003 to December 2004, Mr. Prouty served as the Executive Vice President, Insurance Operations at the Conseco Insurance Group and then was President and Chief Operating Officer of Bankers Life & Casualty, Conseco's largest autonomous subsidiary. From June 2000 to February 2003, Mr. Prouty was Chief Executive Officer of Campus Technology Solutions, a public-private joint venture between the University of Louisville and Novell, Inc.

         Michael P. Hydanus, who has acted as the Interim President and Chief Executive Officer since November 5, 2005, will assume the responsibilities of Executive Vice President and Chief Operations Officer of FIC.

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

         The foregoing descriptions of the agreements above do not purport to be complete and are qualified in their entirety by reference to agreements, which are incorporated herein by reference as exhibits to this Current Report on Form 8-K.

         A copy of FIC's press release dated February 7, 2007, is attached hereto as Exhibit 99.1

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

         Exhibit 10.1 CEO Engagement Agreement, dated February 1, 2007, between Financial Industries Corporation and William Prouty.

         Exhibit 10.2 Stock Option Agreement, dated February 1, 2007, between Financial Industries Corporation and William Prouty.

         Exhibit 10.3 Engagement Letter, dated February 1, 2007, between Financial Industries Corporation and William Prouty.

         Exhibit 99.1 Press Release of Financial Industries Corporation, dated February 7, 2007















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



                                   SIGNATURES

         Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Financial Industries Corporation



                                               By:      /s/ Vincent L. Kasch
                                                  -----------------------------
                                               Name:  Vincent L. Kasch
                                               Title:  Chief Financial Officer



                                               Date:  February 7, 2007